Exhibit 10.1

November 19, 2015

Dome Energy AB
Dome Energy, Inc.
VistaTex Energy LLC
6363 Woodway, Suite 1025
Houston Texas, 77057
Attn:  Mr. Paul Morch, CEO

Re:	Wellbore Assignment
Bonanza Creek Well Proposals
Township 5 North, Range 61 West, 6th P.M., Section 28: SW4
Township 5 North, Range 62 West, 6th P.M., Section 1: SE/4SE/4
Weld County, Colorado

Dear Mr. Morch:

This letter agreement (this “Agreement”) upon execution and acceptance, as hereinafter provided, shall evidence the agreement between PEDEVCO Corp., a Texas corporation (“PEDEVCO”), Red Hawk Petroleum, LLC, a Nevada limited liability company and wholly-owned subsidiary of PEDEVCO (“Red Hawk”), Dome Energy AB, a Swedish corporation (“Dome”), Dome Energy, Inc., a Texas corporation and wholly-owned subsidiary of Dome (“Dome US”), and VistaTex Energy LLC, a wholly-owned direct subsidiary of Dome US (“VistaTex”). PEDEVCO, Red Hawk, Dome, Dome US and VistaTex are referred to herein, individually, as a “Party,” and collectively referred to herein as the “Parties.”

A.
Red Hawk owns interests in, to and under certain oil and gas leasehold estates located in Township 5 North, Range 61 West, 6th P.M., Section 28, and Township 5 North, Range 62 West, 6th P.M., Section 1, in Weld County, Colorado (the “Leases”).

B.
Red Hawk has received written proposals from Bonanza Creek Energy Operating Company, LLC (“Bonanza Creek”) which contemplate the drilling and completion of eight (8) wells on the lands covered by the Leases, which proposals include Election and Participation Forms, AFEs and Joint Operating Agreements for execution and return by Red Hawk if Red Hawk desires to participate in each of the proposed wells (the “BC Well Proposals”).

C.
PEDEVCO, Dome, and respective subsidiaries thereof, are parties to an Agreement and Plan of Reorganization, dated May 21, 2015, as amended (the “Merger Agreement”), which contemplates the acquisition by PEDEVCO, as the surviving entity of PEDEVCO’s merger with Dome US, of substantially all of the assets of Dome US, including Dome US’ ownership of 100% of the capital stock of VistaTex (the “Merger”).  The Merger Agreement contemplates a closing of the Merger not later than November 19, 2015, subject to adjustment as provided under the Merger Agreement (as defined therein, the “Closing Date”).

D.
PEDEVCO desires that Red Hawk fully participate in the BC Well Proposals, and, accordingly, Red Hawk has fully-executed and delivered the BC Well Proposals to Bonanza Creek on or before the date hereof, indicating Red Hawk’s full participation in each of the Wells (as defined below).

E.
In order to fund the obligations of Red Hawk pursuant to the BC Well Proposals, PEDEVCO and Dome desire that Red Hawk assign its interests in the wells proposed to be drilled pursuant to the BC Well Proposals (each individually, a “Well” and collectively, the “Wells”), to Dome, with Dome arranging for the full funding thereof, with the expectation that Dome will, prior to the Closing Date, and after all costs and expenses of drilling, completing and equipping each Well have been paid by Dome, assign such Wells to Dome US or to VistaTex, which in either case will result in such Wells being indirectly acquired by PEDEVCO upon consummation of the Merger.

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015
Page
2

F.	In acknowledgement of the forgoing and of the pending merger of PEDEVCO and Dome US as contemplated by the Merger Agreement, the Parties hereby agree as follows:

1.
PEDEVCO and Red Hawk represent and warrant that (i) true, correct and complete copies of the documents comprising the BC Well Proposals (the “BC Well Proposal Documents”) and all invoices received from Bonanza Creek to date with respect to the BC Well Proposals (each, a “BC Invoice,” and together, the “BC Invoices”), have been delivered to Dome and (ii) Red Hawk is in compliance in all material respects with all of its obligations arising under the BC Well Proposal Documents.  Following receipt by Red Hawk of written confirmation from Dome (such confirmation may be in the form of an email) that Dome has the funding in place to fully fund the obligations of Red Hawk pursuant to the BC Well Proposals consistent with the terms of this Agreement and on commercially reasonable terms, Red Hawk shall promptly execute, acknowledge and deliver the wellbore assignment (the “Wellbore Assignment”) substantially in the form attached as Exhibit B-1 hereto assigning certain interests described therein (the “Interests”).  PEDEVCO and Red Hawk covenant that they will not amend or revise any of the BC Well Proposal Documents without the written consent of Dome.

2.
It is agreed and acknowledged by PEDEVCO that Dome may convey to certain funding parties (the “Funding Parties”), in consideration of the Funding Parties’ furnishing some or all of the costs to drill, complete and equip for production each of the Wells, an overriding royalty interest (the “Override”), burdening the Interests, equal to a proportionate two percent (2%) of all oil, gas and other hydrocarbons produced, saved and sold from the interval covered by the Interests. The Override shall be free and clear of all costs of drilling, developing and operating the Wells, but shall be charged with its proportionate part of all production, severance, ad valorem and similar taxes. The Override shall be paid on the same basis as the landowner’s royalty under the applicable leases. The Override shall not be paid or accrued on production unavoidably lost, or used for operations, development or production purposes, including, repressuring or recycling operations or pressure maintenance, until the production is saved and sold.  The Override shall be proportionately reduced, on a lease-by-lease basis, to the extent that the Interests cover less than the entire leasehold estate covering the land upon which each Well is located, and to the extent such lease covers less than the entire oil and gas fee mineral estate lying in and under the land covered by such lease.

3.
As sole consideration for Red Hawk’s delivery of the Wellbore Assignment to Dome, (i) Dome shall issue to Red Hawk on the date hereof a contingent promissory note in the form attached hereto as Exhibit “A” (the “Dome Note”), with a principal amount of up to $1.41 million but not less than $250,000, which Dome Note shall be effective, due and payable if, but only if, (x) the Merger Agreement is terminated pursuant to Article IX of the Merger Agreement, and then it shall be payable within 30 days after such termination of the Merger Agreement, or (y) the Merger is consummated, all of the Wells have been drilled and completed and the Interests less the Override and Wellbore Revenues (defined below) have not been contributed by Dome to VistaTex or Dome US on or before the Closing Date, and (ii) upon delivery by Red Hawk to Dome of the Wellbore Assignment as duly executed by Red Hawk, Dome’s assumption of responsibility for and agreement to indemnify Red Hawk in respect of and against any fees, costs, expenses and other amounts that may become due or owing with respect to the Wells, including any and all amounts due or owing under the BC Invoices and thereafter with respect to such Wells.  If (A) the transactions contemplated by the Merger Agreement are consummated in accordance with its terms, (B) the Interests subject to the Override have been contributed to Dome US or VistaTex on or before the Closing Date, and (C) the Wellbore Revenues have been contributed to Dome US or VistaTex on or before the Closing Date, the Dome Note shall not become due and payable and shall be cancelled as further set forth in the Dome Note.  If the transactions contemplated by the Merger Agreement are not consummated in accordance with its terms, or if the transactions contemplated by the Merger Agreement are consummated in accordance with its terms but the Interests subject to the Override and the Wellbore Revenues have not been contributed to VistaTex by Dome or Dome US on or before the Closing Date, the principal amount of the Dome Note shall be up to $1.41 million but not less than $250,000, as calculated therein, and the Dome Note shall be effective, due and payable in accordance with its terms.  For purposes of this Agreement, “Wellbore Revenues” shall mean, as of any time, any and all net revenues (net of Dome’s share of all costs and expenses pertaining to the Wells actually paid by Dome during the period that it owns the Wells) derived from the sale of oil, gas and other hydrocarbons from the Interests less the Override prior to such time.

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015

4.
Upon the delivery of the Wellbore Assignment from Red Hawk to Dome, Dome shall use commercially reasonable efforts to, prior to the Closing Date, and after all costs and expenses of drilling, completing and equipping all of the Wells have been paid by Dome, assign, transfer and convey the Interests subject to the Override to Dome US as a contribution to capital, and thereafter, Dome US shall use commercially reasonable efforts to then assign, transfer and convey the Interests subject to the Override to VistaTex as a contribution to capital.  Upon Dome’s assignment of the Interests subject to the Override, together with all Wellbore Revenues, to Dome US or to VistaTex, Dome shall retain no interests therein. Any net revenues (including Wellbore Revenues) received by Dome or Dome US with respect to the Interests subject to the Override, shall be immediately contributed by Dome to Dome US, or Dome US to VistaTex, as applicable.

5.
The Wellbore Assignment shall be in the form attached hereto as Exhibit “B1” and Exhibit “B2”.  Red Hawk shall notify Bonanza Creek of the delivery to Dome of the Wellbore Assignment and instruct Bonanza Creek to bill Dome directly with respect to all BC Invoices and all subsequent expenses properly attributable to the owner of such Well pursuant to the BC Well Proposal Documents and the Wellbore Assignment, and to remit all revenues to Dome, related to the Wells and the Interests subject to the Override going forward.  Contemporaneously with the delivery of the Wellbore Assignment, Red Hawk shall cause to be delivered to Dome releases of the applicable mortgages from its third party lenders, and all other liens, claims and encumbrances burdening the Interests arising by, through or under Red Hawk or PEDEVCO, but not otherwise. The parties shall use reasonable efforts, within three (3) days thereafter, to record such fully-executed mortgage and lien releases and the Wellbore Assignment with the County Clerk and Recorder of Weld County, Colorado.

6.
Upon delivery to Dome of the Wellbore Assignment, Dome agrees to assume, bear and perform all the duties, obligations and liabilities arising pursuant to the applicable BC Well Proposal Documents and terms and conditions of the Wellbore Assignment.  Thereafter, if Dome assigns a Well to Dome or to VistaTex, the assignee shall agree to assume, from and after the effective date of such assignment, all of the duties, obligations and liabilities arising pursuant to the joint operating agreement governing the operation of the Well and the terms and conditions of the Wellbore Assignment. For avoidance of doubt, immediately upon the delivery of the Wellbore Assignment, Dome shall be solely and wholly responsible and liable to Bonanza Creek, and shall indemnify PEDEVCO and Red Hawk for, all liabilities, costs and other expenses with respect to the Interests assigned hereunder, in each case pursuant to the BC Invoices and the other BC Well Proposal Documents, such that neither PEDEVCO nor Red Hawk shall have any liability to Bonanza Creek with respect thereto.

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015

7.
PEDEVCO and Red Hawk represent and warrant to Dome, Dome US and VistaTex that: (i) each is duly organized, validly existing and in good standing under the laws of Texas and Nevada, respectively; (ii) this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its respective terms, and, subject to receipt of required releases and consents from PEDEVCO’s and Red Hawk’s third party lenders, does not contravene any material agreement binding upon either PEDEVCO or Red Hawk; (iii) there are no bankruptcy, reorganization or receivership proceedings pending or threatened against PEDEVCO or Red Hawk; and (iv) PEDEVCO’s senior lenders have consented and agreed to PEDEVCO and Red Hawk entering into this Agreement and performing in accordance herewith.

8.
Dome, Dome US and VistaTex represent and warrant to PEDEVCO and Red Hawk that: (i) each is duly organized, validly existing and in good standing under the laws of Sweden, Texas and Texas, respectively; (ii) this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its respective terms, and, subject to receipt of required consents and waivers from Dome’s third party lenders, does not contravene any material agreement binding upon either Dome, Dome US or VistaTex; (iii) there are no bankruptcy, reorganization or receivership proceedings pending or threatened against Dome, Dome US or VistaTex; and (iv) subject to the terms and conditions of that certain Forbearance Agreement And Second Amendment Of Credit Agreement dated as of November ___, 2015, by and among Dome AB, Dome US, VistaTex and the Borrower’s other direct and indirect subsidiaries, Société Générale, as administrative agent, and the other lenders party thereto (“Dome’s Senior Lenders”), Dome’s Senior Lenders have consented and agreed to Dome, Dome US and VistaTex entering into this Agreement and performing in accordance herewith; provided, however, that Dome has not yet requested, nor has it received, the consent from Dome’s Senior Lenders to consummate the Merger.

9.
This Agreement and the forms of agreements attached hereto constitute the entire understanding among the Parties regarding the subject matter hereof, and supersede all prior oral or written agreements, understandings, representations, and warranties, and courses of conduct and dealing among the Parties on the subject matter hereof.

10.
Except for real property matters, which shall be governed by the law of the State of Colorado, this Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to any conflicts of laws principles that would cause the application of law from another jurisdiction.

11.
In the event of any disputes related to this Agreement, the prevailing Party shall recover its court costs, out-of-pocket costs, expert witness fees and attorney’s reasonable fees from the opposing Party or Parties.

12.
This Agreement shall be binding on the Parties hereto, and their respective successors and assigns. This Agreement shall not confer any rights, benefits or remedies to any person or entity not a Party hereto.

13.	The Parties agree to execute such further documents or take such further actions after execution of this Agreement as may be necessary in order to effectuate the transactions contemplated hereunder.

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015
Page
5

14.
This Agreement may be executed by the Parties in any number of counterparts, each of which, whether in paper or electronic format, shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.  This Agreement is not binding on any of the Parties until all of the Parties have executed and delivered to each of the other Parties a counterpart of this Agreement.

[signature page follows]

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015

If the foregoing is acceptable to you, please sign in the space provided below and return one (1) copy of this Agreement.  We look forward to working with you on this transaction.

Very truly yours,
PEDEVCO Corp.
Red Hawk Energy, LLC

/s/ Michael L. Peterson

Michael L. Peterson
President and Chief Financial Officer

AGREED TO and ACCEPTED this 19th day of November, 2015.

DOME ENERGY AB

By:/s/ Paul Morch
Name: Paul Morch
Title: CEO

VISTATEX ENERGY LLC

By:/s/ Paul Morch
Name: Paul Morch
Title: CEO

DOME ENERGY, INC.

By:/s/ Paul Morch
Name: Paul Morch
Title: CEO

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015

Exhibit A

Form of Red Hawk Promissory Note

Recording requested by, and
when recorded return to:

Dome Energy AB
6363 Woodway, Suite 1025
Houston Texas, 77057
Attention: Paul Morch

ASSIGNMENT

THIS ASSIGNMENT (this “Assignment”), dated effective as of __________, 2015, at 12:01 a.m., Mountain Time (the “Effective Time”), is from RED HAWK PETROLEUM, LLC, a Nevada limited liability company, whose address is 4125 Blackhawk Plaza Circle, Suite 201A, Danville, California 94506 (“Assignor”), to DOME ENERGY AB, a Swedish corporation, whose address is 6363 Woodway, Suite 1025, Houston, Texas 77057 (“Assignee”). Assignor and Assignee shall be referred to herein, individually, as a “Party,” and collectively, as the “Parties.”

IN CONSIDERATION OF TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer and convey unto Assignee all of Assignor’s right, title and interest, if any, in and to the following (collectively, the “Interests”):

(a)           the oil and gas wells (individually, a “Well”, and collectively, the “Wells”) described in Exhibit A, and associated wellbores, limited to the interval (“Interval”) of the formation described in Exhibit A with respect to each Well;

(b)           the drilling and spacing unit (herein called the “Unit” or “Units”) in which each Well is located, as established by the Oil and Gas Conservation Commission of the State of Colorado, INSOFAR AND ONLY INSOFAR as such rights, interests and obligations under Colorado statute, rule, regulation or order relate to each Well and to production of oil, gas and other hydrocarbons from such Well;

(c)           the oil, gas, condensate and other hydrocarbons produced from each Well, but limited to the Interval, subject to any existing royalties, overriding royalties, and other burdens of record attributable thereto, including the obligation to pay Assignor’s proportionate share of drilling, completion and operating expenses attributable to each Well (the “Production”);

(d)           the personal property, fixtures, and equipment that is solely and exclusively used in drilling, deepening, completing, operating and/or producing each Well, including but not limited to, flowlines, casing, tubing, wellheads, pumping units, tanks, treaters, separators, compressors, valves, meters, dehydrators and other similar property (collectively, the “Equipment”);

(e)           the agreements and other documents necessary to own and operate each Well, including any farmout agreements, unitization agreements, communization agreements, unit operating agreements, pooling agreements, unit declarations, gas sales or purchase contracts, processing agreements, transportation agreements, operating agreements, as well as pooling, spacing or proration orders of appropriate regulatory agencies, and other contractual, statutory, or regulatory rights affecting or governing the operation of or Assignor’s right to receive production from each Well (collectively, the “Contracts”);

(f)           the oil and gas leases described in Exhibit A (the “Leases”), INSOFAR AND ONLY INSOFAR as the Leases cover the Interval in and under the land (the “Land”) described on Exhibit A within the applicable spacing unit for each Well only, and insofar and only insofar as the Leases and Land pertain to each Well; and

(g)           with respect to the wellbore and the Interval only, the rights to redrill, rework or recomplete the Well.

Assignor hereby excepts, reserves, and retains unto Assignor, its successors and assigns, and assignee waives, disclaims and releases, any and all right, title and interest in, to or under: (i) the Leases, Land and lands spaced or pooled therewith, insofar as the same cover or relate to any rights, interests and/or wells (whether existing or subsequent wells) other than the Wells listed on Exhibit A and the “Interests”; (ii) the Contracts, insofar as the same cover or relate to any lands, rights, interests and/or wells (whether existing or subsequent wells) other than the Wells listed on Exhibit A and the “Interests”; and (iii) the Equipment, insofar as the same relates to any lands, rights, interests and/or wells (whether existing or subsequent wells) other than the Wells listed on Exhibit A and the “Interests”.

TO HAVE AND TO HOLD the Interests unto Assignee, and Assignee’s successors and assigns, subject to the following:

Assignee does hereby agree to assume, bear and perform all the duties, obligations and liabilities arising in connection with or related to the Interests, both before and after the Effective Time.

EXCEPT AS SET FORTH HEREIN, THIS ASSIGNMENT IS EXECUTED WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, AT COMMON LAW OR OTHERWISE. THE INTERESTS ARE BEING CONVEYED “AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT RECOURSE.” EACH PARTY HEREBY EXPRESSLY DISCLAIMS, WAIVES AND RELEASES ANY AND ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY, AT COMMON LAW OR OTHERWISE. ANY AND ALL COVENANTS OR WARRANTIES IMPLIED BY STATUTE OR LAW BY THE USE OF WORDS OF GRANT ARE HEREBY EXPRESSLY WAIVED, DISCLAIMED AND RELEASED BY THE PARTIES. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE DISCLAIMERS CONTAINED IN THIS ASSIGNMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF SUCH APPLICABLE LAW.

ASSIGNOR HEREBY WARRANTS AND AGREES TO DEFEND TITLE TO THE INTERESTS AGAINST ALL LIENS, CLAIMS AND ENCUMBRANCES ARISING BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.

This Assignment is subject to that certain Letter Agreement dated effective as of November 19, 2015, between the Parties, PEDEVCO Corp., a Texas corporation, and Dome Energy, Inc., a Texas corporation (the “Letter Agreement”). None of the provisions of the Letter Agreement shall be deemed to have merged with this Assignment, and nothing in this Assignment shall operate to limit, release or impair any of either Party’s respective rights in the Letter Agreement. In the event of a conflict between the terms and conditions of this Assignment and the Letter Agreement, the terms and conditions of the Letter Agreement shall control and govern the point in conflict.

The exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes, as if set forth in full herein. References in such exhibits to instruments on file in the public records are hereby incorporated by reference herein for all purposes. The references in this Assignment or in the exhibits hereto to liens, encumbrances, agreements and other burdens shall not be deemed to recognize or create any rights in third parties. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. The Parties shall use their reasonable efforts in good faith to execute all documents and take all other action reasonably necessary to consummate the transactions contemplated by this Assignment. This Assignment may be executed in one or more counterparts. Each counterpart shall be deemed to be an original. All of the counterparts taken together shall constitute one assignment.

This Assignment shall be governed by and construed in accordance with the law of the State of Colorado, without regard to any conflicts of laws principles that would cause the application of law from another jurisdiction.

[signature and acknowledgement pages follow]

EXECUTED by the Parties to be effective for all purposes as of the Effective Time.

Red Hawk Petroleum, LLC By: __________________________ Name: ________________________ Title: _________________________
Dome Energy AB By: __________________________ Name: ________________________ Title: _________________________

ACKNOWLEDGMENTS

STATE OF __________	§
§
COUNTY OF ________	§

This instrument was acknowledged before me this ____ day of November 2015, by Clark R. Moore, known to me to be the EVP of Red Hawk Petroleum, LLC, a Nevada limited liability company, who affirmed that the foregoing instrument was signed on behalf of the company and that the execution of this instrument was the free act and deed of the company.

________________________________________
Notary Public in and for the State of ____________

Commission Expires: ___________________________

STATE OF __________	§
§
COUNTY OF ________	§

This instrument was acknowledged before me this ____ day of November 2015, by _______________, known to me to be the _______________ of DOME ENERGY AB, a Swedish corporation, who affirmed that the foregoing instrument was signed on behalf of the company and that the execution of this instrument was the free act and deed of the corporation.

________________________________________
Notary Public in and for the State of ____________

Commission Expires: ___________________________

Exhibit A

Dome AB
Dome Energy, Inc.
VistaTex Energy, LLC
November 19, 2015

Exhibit B1

Form of Wellbore Assignment
(Red Hawk – Dome AB)